Exhibit 99.1

Kandi Technologies Reports First Quarter 2018 Financial Results

-Q1 revenue increased 95.0% YoY to $8.3 million

-Q1 JV sold 3,295 EV products

- Q1 GAAP net income achieved $3.7 million, or $0.07 EPS compared to GAAP net loss of $24.2 million, or $0.51 loss per share

JINHUA, CHINA--(May 10,2018) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the first quarter of 2018.

First Quarter Highlights

●	Total revenues increased 95.0% to $8.3 million for the first quarter of 2018, from $4.3 million for the same period of 2017.

●	Electric Vehicle (“EV”) parts sales increased 139.1% to $6.4 million for the first quarter of 2018, compared with $2.7 million in the same period of 2017.

●	Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) sold 3,295 EV products in the first quarter of 2018, compared to no EV products sold in the same period in 2017.

●	Off-road vehicle revenues increased 22.0% to $2.0 million for the first quarter of 2018 compared with $1.6 million in the same period of 2017.

●	GAAP net income for the first quarter of 2018 was $3.7 million, or $0.07 per fully diluted share, compared with net loss of $24.2 million, or $0.51 loss per fully diluted share in the same period of 2017.

●	Non-GAAP adjusted net loss[1], which excludes stock compensation expenses of $1.0 million net of a reversal for forfeited stock option of $2.6 million and the change in fair value of contingent consideration which was a gain of $2.7 million, was $0.6 million in the first quarter of 2018, compared with non-GAAP net loss of $21.7 million for the same period of 2017. Non-GAAP adjusted loss per share[1] was approximately $0.01 per fully diluted share for the first quarter of 2018 compared with Non-GAAP adjusted loss per share[1] of $0.45 per fully diluted share for the same quarter of 2017.

●	Working capital surplus was $50.1 million as of March 31, 2018. Cash, cash equivalents and restricted cash totaled $8.5 million as of March 31, 2018.

[1]	Non-GAAP measures, including the Non-GAAP net income (loss) and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of contingent consideration and the effects of the stock compensation expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “We have taken strides to accelerate our EV sales and we are very pleased with our strong performance given the first quarter being a slow season. In March, the JV Company unveiled its first all-electric SUV model Geely Global HawkEX3, although it is not yet in production, there has already been overwhelming requests from interested dealers. At the end of March, Kandi Model K23 production was launched and sales are expected to be advanced in the second half of 2018. We are confident in these new EV products becoming a driving force that will fuel the growth of Kandi’s EV business.”

“In the first quarter, we completed the acquisition of Jinhua An Kao Power Technology Co., Ltd. and have consolidated its financial statements. An Kao’s unique system of pure electric car battery replacement technology is a major step forward to our existing EV offering. The acquisition is expected to generate additional revenues and provide a considerably competitive advantage in product delivery and services that will lead to market share gain. Looking forward, we expect continued momentum of Kandi’s EV business to a new phase of growth in 2018.” Mr. Hu concluded.

Net Revenues and Gross Profit

	1Q18	1Q17	Y-o-Y%
Net Revenues (US$mln)	$8.3	$4.3	95.0%
Gross Profit (US$mln)	$1.3	$0.7	101.7%
Gross Margin	16.1%	15.6%	-

Net revenues for the first quarter increased 95.0%compared to the same period last year. The increase in revenue was mainly due to the increase in EV parts sales during this quarter.

Operating Income (Loss)

	1Q18	1Q17	Y-o-Y%
Operating Expenses (US$mln)	$1.1	$29.4	(96.2%)
Operating Income (Loss) (US$mln)	$0.2	$(28.8)	(100.8%)
Operating Margin	2.9%	(673.3%)	-

2

Total operating expenses in the first quarter were $1.1 million, compared with $29.4 million in the same quarter of 2017. The decrease in total operating expenses was primarily due to decreased research and development, which was$0.8 million in this quarter, compared with $20.8 million in the same quarter last year.

GAAP Net Income

	1Q18	1Q17	Y-o-Y%
Net Income (Loss) (US$mln)	$3.7	$(24.2)	(115.4%)
Earnings (loss) per Weighted Average Common Share Outstanding Basic	$0.07	$(0.51)	-
Earnings (loss) per Weighted Average Common Share Outstanding Diluted	$0.07	$(0.51)	-
Stock Compensation expenses	$(1.6)	$2.5	-
Change in fair value of contingent consideration	$(2.7)	-	-
Non-GAAP net loss	$(0.6)	$(21.7)	(97.4%)

Net income was $3.7 million in the first quarter, compared with net loss of $24.2 million in the same quarter of 2017. The increase was primarily attributable to increased sales and gross profits, increased profits from the JV Company and significantly decreased R&D expenses this period.

Non-GAAP net loss was $0.6 million, a 97.4% decreased loss in the first quarter of 2018 compared to net loss of $21.7 million in the same quarter of 2017. The decrease in Non-GAAP net loss was primarily attributable to increased sales and gross profits, increased profits from the JV Company and significantly decreased R&D expenses this period.

JV Company Financial Results

In the first quarter, the JV Company sold a total of 3,295 units of EV products, compared to no EV product sales in the same period of 2017. In this quarter, total revenue was $33.8 million as compared to $1.3 million for the quarter ended March 31, 2017.

The condensed financial income statement of the JV Company in the first quarter is as below:

	1Q18	1Q17	Y-o-Y%
Net Revenues (US$mln)	$33.8	$1.3	2500.0%
Gross Profit (Loss) (US$mln)	$5.6	$(0.3)	(1966.7%)
Gross Margin	16.5%	(26.4%)	-
Net Income (Loss)	$1.0	$(10.6)	(109.4%)
% of Net revenue	3.0%	(830.3%)	-

3

Kandi’s investments in the JV Company are accounted for under the equity method of accounting, as Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s income for $0.5 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after tax profit of the JV Company was $0.8 million for the first quarter of 2018.

First Quarter of 2018 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on May 10, 2018. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Mei Bing, Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-866-548-4713

●	International dial-in number: +1-323-794-2093

●	Webcast and replay: http://public.viavid.com/index.php?id=129741

The live audio webcast can also be accessed by visiting Kandi’s Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China’s leading manufacturers of pure electric vehicle (“EV”) products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company’s corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

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Safe Harbor Statement

This press release contains certain statements that may include “forward-looking statements.” All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on the SEC’s website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

- Tables Below -

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2018	December 31, 2017
	(Unaudited)
Current assets
Cash and cash equivalents	$1,041,781	$4,891,808
Restricted cash	7,491,324	11,218,688
Accounts receivable (net of allowance for doubtful accounts of $382,108 and $133,930 as of March 31, 2018 and December 31, 2017, respectively)	27,236,661	34,397,858
Inventories (net of provision for slow moving inventory of $643,318 and $620,919 as of March 31, 2018 and December 31, 2017, respectively)	17,439,458	15,979,794
Notes receivable from JV Company and related party	7,611,283	1,137,289
Other receivables	2,356,811	2,650,668
Prepayments and prepaid expense	6,744,641	6,536,839
Due from employees	6,847	7,070
Advances to suppliers	12,290,705	14,908,385
Amount due from JV Company, net	141,716,559	146,422,440
Amount due from related party	167,894	162,048
TOTAL CURRENT ASSETS	224,103,964	238,312,887

LONG-TERM ASSETS
Property, Plant and equipment, net	14,091,019	12,000,971
Land use rights, net	13,133,595	12,666,047
Construction in progress	58,840,459	53,083,925
Deferred taxes assets	3,607,478	4,383,425
Long Term Investment	1,512,703	1,460,034
Investment in JV Company	74,035,495	70,681,013
Goodwill	25,344,151	322,591
Intangible assets	5,224,868	331,116
Advances to suppliers	22,371,860	21,592,918
Other long term assets	7,549,153	7,590,734
Amount due from JV Company, net	15,907,183	15,907,183
TOTAL Long-Term Assets	241,617,964	200,019,957

TOTAL ASSETS	$465,721,928	$438,332,844

CURRENT LIABILITIES
Accounts payables	$117,258,483	$111,595,540
Other payables and accrued expenses	5,289,475	6,556,209
Short-term loans	34,234,851	33,042,864
Customer deposits	334,885	205,544
Notes payable	10,466,183	28,075,945
Income tax payable	2,421,168	2,902,699
Due to employees	11,699	35,041
Deferred income	3,960,698	2,191,143
Total Current Liabilities	173,977,442	184,604,985

LONG-TERM LIABILITIES
Long term bank loans	31,846,373	30,737,547
Contingent liability	6,032,817	-
Other long-term liability	579,224	-
Total Long-Term Liabilities	38,458,414	30,737,547

TOTAL LIABILITIES	212,435,856	215,342,532

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 53,968,712 and 48,036,538 shares issued and 51,008,875 and 48,036,538 outstanding at March 31, 2018 and December 31, 2017, respectively	51,009	48,037
Additional paid-in capital	252,154,904	233,055,348
Retained earnings (the restricted portion is $4,422,033 and $4,422,033 at March 31, 2018 and December 31, 2017, respectively)	(74,318)	(3,802,310)
Accumulated other comprehensive loss	1,154,477	(6,310,763)
TOTAL STOCKHOLDERS’ EQUITY	253,286,072	222,990,312

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$465,721,928	$438,332,844

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	March 31, 2018	March 31, 2017

REVENUES FROM UNRELATED PARTY, NET	$5,732,463	$2,962,931
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	2,603,444	1,311,642

REVENUES, NET	8,335,907	4,274,573

COST OF GOODS SOLD	(6,989,956)	(3,607,241)

GROSS PROFIT	1,345,951	667,332

OPERATING EXPENSES:
Research and development	(757,298)	(20,769,732)
Selling and marketing	(748,225)	(358,309)
General and administrative	398,171	(8,319,294)
Total Operating Expenses	(1,107,352)	(29,447,335)

INCOME (LOSS) FROM OPERATIONS	238,599	(28,780,003)

OTHER INCOME(EXPENSE):
Interest income	942,993	530,642
Interest expense	(550,417)	(614,453)
Change in fair value of contingent consideration	2,680,179	-
Government grants	95,255	5,067,474
Share of income (loss) after tax of JV	795,055	(5,161,713)
Other income, net	22,977	28,621
Total other income (expense), net	3,986,042	(149,429)

INCOME (LOSS) BEFORE INCOME TAXES	4,224,641	(28,929,432)

INCOME TAX (EXPENSE) BENEFIT	(496,646)	4,775,997

NET INCOME (LOSS)	3,727,995	(24,153,435)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	7,465,240	1,791,816

COMPREHENSIVE INCOME (LOSS)	$11,193,235	$(22,361,619)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	50,643,423	47,732,388
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	50,643,423	47,732,388

NET INCOME (LOSS) PER SHARE, BASIC	$0.07	$(0.51)
NET INCOME (LOSS) PER SHARE, DILUTED	$0.07	$(0.51)

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2018	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,727,995	$(24,153,435)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	875,463	1,162,795
Assets impairments	-	45,831
Allowance for doubtful accounts	240,419	-
Deferred taxes	(308,406)	(4,775,997)
Share of income after tax of JV Company	(795,055)	5,161,713
Change in fair value of contingent consideration	(2,680,179)	-
Stock compensation cost	(1,615,706)	2,476,519

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	12,343,813	(1,399,372)
Deferred taxes assets	(53,414)	-
Notes receivable from JV Company and related party	(5,015,238)	3,704,957
Inventories	265,800	(2,779,644)
Other receivables and other assets	752,017	(210,503)
Due from employee	(23,838)	(46,692)
Advances to supplier and prepayments and prepaid expenses	3,144,325	21,948,470
Advances to suppliers-long term	(3,712,576)	(5,682,460)
Amount due from JV Company	(9,902,514)	(15,542,072)
Due from related party	-	(300,000)

Increase (Decrease) In:
Accounts payable	19,319,570	9,986,016
Other payables and accrued liabilities	(2,503,830)	(297,408)
Notes payable	(16,117,038)	(1,855,353)
Customer deposits	120,458	127,216
Income tax payable	(819,372)	(789,661)
Deferred income	1,670,173	(5,067,474)
Loss contingency-litigation	-	4,622,066
Net cash used in operating activities	$(1,087,133)	$(13,664,488)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(109,160)	(23,492)
Purchases of land use rights and other intangible assets	(99,404)	-
Acquisition of Jinhua An Kao (net of cash received)	(3,699,801)	-
Purchases of construction in progress	(82,792)	(1,488,409)
Short term investment	-	4,418,065
Net cash (used in) provided by investing activities	$(3,991,157)	$2,906,164

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	3,775,587	3,629,407
Repayments of short-term bank loans	(3,775,587)	(5,661,875)
Proceeds from notes payable	25,539,803	3,669,853
Repayment of notes payable	(28,607,869)	-
Net cash (used in) provided by financing activities	$(3,068,066)	$1,637,385

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(8,146,356)	(9,120,939)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	568,965	194,084
Cash, cash equivalents and restricted cash at beginning of year	16,110,496	25,193,298

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	8,533,105	16,266,443

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,466,761	786,172
Interest paid	414,319	386,973

SUPPLEMENTAL NON-CASH DISCLOSURES:
Advances to suppliers-long term transferred to Construction in progress	3,712,576	8,023,030
Purchase of construction in progress in accounts payable	-	980,292
Settlement of due from JV Company and related parties with notes receivable	20,337,201	22,713,442
Settlement of accounts receivables with notes receivable from unrelated parties	7,866	-
Assignment of notes receivable from unrelated parties to supplier to settle accounts payable	7,866	-
Assignment of notes receivable from JV Company and related parties to supplier to settle accounts payable	18,996,867	18,082,140
Settlement of accounts payable with notes payables	786,581	2,032,468
Deferred tax changed to other comprehensive income	42,528	-

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